As filed with the Securities and Exchange Commission on April 13, 1999
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                D.R. HORTON, INC.
                Co-registrants are listed on the following page.
             (Exact name of registrant as specified in its charter)

          Delaware                                        75-2386963
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                                                    Paul W. Buchschacher
                                                      Corporate Counsel
                                               1901 Ascension Blvd., Suite 100
1901 Ascension Blvd., Suite 100                    Arlington, Texas 76006
    Arlington, Texas 76006                             (817) 856-8200
       (817) 856-8200                        (Name, address, including zip code,
 (Address, including zip code,                 and telephone number, including
and telephone number, including                area code, of agent for service)
  area code, of registrant's
 principal executive offices)

            The Commission is requested to mail copies of all orders,
                         notices and communications to:
                             Irwin F. Sentilles, III
                           Gibson, Dunn & Crutcher LLP
                          1717 Main Street, Suite 5400
                               Dallas, Texas 75201
                                 (214) 698-3100
        Approximate date of commencement of proposed sale to the public:
     From time to time after this registration statement becomes effective.

                               ------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   [ ]
                               ------------------

                         CALCULATION OF REGISTRATION FEE

                  Title of each class of                            Proposed maximum            Amount of
                securities to be registered                   aggregate offering price (1)   registration fee
============================================================ ============================== ==================
Debt Securities, Preferred Stock (par value $.10 per share),
Common Stock (par value $.01 per share) and Warrants (2)....         $600,000,000 (3)           $167,055 (4)
Guarantees of the Debt Securities by direct and indirect
subsidiaries of D.R. Horton, Inc.  (5)......................                -                      - (6)
============================================================ ============================== ==================

     (1) Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
     (2) Includes shares of common stock which may be issued upon conversion of preferred stock or debt securities, or exercise of warrants, which are being registered.
     (3) Of the $600,000,000 of securities being registered hereunder, pursuant to Rule 429(b) under the Securities Act of 1933, as amended, an aggregate of $15,000,000 of securities are being carried forward from the registrant's prior registration statement on Form S-3 (SEC File No. 333-57193).



     (4) In connection with the prior registration statement, registration fees of approximately $4,425 were previously paid with respect to the $15,000,000 of securities being carried forward herewith.
     (5) See the following page for a list of the subsidiary guarantors.
     (6) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

                               ------------------

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus also relates to securities registered pursuant to the prior registration statement.

                               ------------------

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

         The  following  direct and  indirect  subsidiaries  of  registrant  may
     guarantee  the  debt   securities   and  are   co-registrants   under  this
     registration statement.


                                     Jurisdiction of
                                      Incorporation             I.R.S. Employer
   Name of Co-Registrant             or Organization           Identification No
   ---------------------             ---------------           -----------------
C. Richard Dobson Builders, Inc.         Virginia                 54-1082672
CH Investments of Texas, Inc.            Delaware                 86-0831611
CHI Construction Company                 Arizona                  86-0533370
CHTEX of Texas, Inc.                     Delaware                 74-2791268
Continental Homes, Inc.                  Delaware                 86-0515339
Continental Homes of Florida, Inc.       Florida                  59-1237314
Continental Homes of Texas, L.P.         Texas                    74-2791904
Continental Ranch, Inc.                  Delaware                 86-0724231
D.R. Horton, Inc. - Birmingham           Alabama                  62-1666398
D.R. Horton, Inc. - Chicago              Delaware                 75-2795240
D.R. Horton, Inc. - Denver               Delaware                 75-2666727
D.R. Horton, Inc. - Greensboro           Delaware                 75-2599897
D.R. Horton, Inc. - Louisville           Delaware                 75-2636512
D.R. Horton, Inc. - Minnesota            Delaware                 75-2527442
D.R. Horton, Inc. - New Jersey           Delaware                 75-2665362
D.R. Horton, Inc. - Portland             Delaware                 75-2763765
D.R. Horton, Inc. - Sacramento           California               75-2569592
D.R. Horton, Inc. - San Diego            Delaware                 75-2460269
D.R. Horton - Texas, Ltd.                Texas                    75-2491320
D.R. Horton, Inc. - Torrey               Delaware                 75-2689997
D.R. Horton Los Angeles Holding
Company, Inc.                            California               75-2589298
D.R. Horton Los Angeles Management
Company, Inc.                            California               75-2589287
D.R. Horton Management Company, Ltd.     Texas                    75-2436079
D.R. Horton San Diego Holding
Company, Inc.                            California               75-2589293
D.R. Horton San Diego Management
Company, Inc.                            California               75-2589285
DRH Cambridge Homes, Inc.                California               75-2589359
DRH Construction, Inc.                   Delaware                 75-2633738
DRH Tucson Construction, Inc.            Delaware                 75-2709796
DRHI, Inc.                               Delaware                 75-2433464
KDB Homes, Inc.                          Delaware                 86-0565376
L&W Investments, Inc.                    California               86-0596757
Land Development, Inc.                   Virginia                 54-1747628
Meadows I, Ltd.                          Delaware                 75-2436082
Meadows II, Ltd.                         Delaware                 51-0342206
Meadows IX, Inc.                         New Jersey               75-2684821
Meadows X, Inc.                          New Jersey               75-2684823
SGS Communities at Grande Quay, LLC      New Jersey               22-3481784

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   Subject to Completion, Dated April 13, 1999

PROSPECTUS
                                D.R. Horton, Inc.

                                  $600,000,000

                        Debt Securities, Preferred Stock
                                  Common Stock
                                       and
                                    Warrants

                               ------------------

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                               ------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               This prospectus is dated ______________ _____, 1999

                                TABLE OF CONTENTS

Forward-looking Statements.....................................................2

The Company....................................................................3

Securities We May Offer........................................................4

Use of Proceeds................................................................4

Ratio of Earnings to Fixed Charges.............................................5

Description of Debt Securities.................................................5

Description of Common Stock And Preferred Stock...............................10

Description of Warrants.......................................................12

Plan of Distribution..........................................................13

Legal Matters.................................................................14

Experts.......................................................................14

Where You Can Find More Information...........................................15

Incorporation of Certain Documents by Reference...............................15

                           FORWARD-LOOKING STATEMENTS

     The statements contained in this prospectus and the information incorporated by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual  results  to  differ  materially  from  the  results  we  discuss  in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

        -  our substantial leverage,

        -  changes in general economic and business conditions,

        -  changes in interest rates and the availability of mortgage financing,

        -  governmental regulations and environmental matters,

        -  competitive conditions within our industry,

        -  the availability of capital, and

        -  the ability to effect acquisitions successfully.

                                   THE COMPANY

Homebuilding

     D.R.  Horton,  Inc.  is a  national  homebuilder.  We  construct  and  sell single-family homes in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. We offer high quality homes, designed principally for first-time and move-up home buyers. Our homes generally range in size from 1,000 to 5,000 square feet and range in price from $80,000 to $600,000. For the year ended September 30, 1998, we closed 13,944 homes with an average sales price of approximately $153,300. For the three months ended December 31, 1998, we closed 3,846 homes with an average sales price of approximately $159,000.

Our Homebuilding Markets

     We are one of the largest and most geographically diversified homebuilders in the United States, with operating divisions in 23 states and 40 markets as of March 31, 1999. The markets we operate in include: Albuquerque, Atlanta, Austin, Baltimore, Birmingham, Charleston, Charlotte, Chicago, Cincinnati, Dallas/Fort Worth, Denver, Greensboro, Greenville, Hilton Head, Houston, Jacksonville, Killeen, Las Vegas, Los Angeles, Louisville, Minneapolis/St. Paul, Myrtle Beach, Nashville, New Jersey, Newport News, Orlando, Pensacola, Phoenix, Portland, Raleigh/Durham, Richmond, Sacramento, Salt Lake City, St. Louis, San Antonio, San Diego, South Florida, Tucson, suburban Washington, D.C.
and Wilmington.

     We build homes under the following names: D.R. Horton, Arappco, Cambridge, Continental, Dobson, Mareli, Milburn, Joe Miller, Regency, RMP, SGS, Torrey and Trimark.

Formation

     Donald R. Horton began our homebuilding business in 1978. In 1991 D.R. Horton, Inc. was incorporated in Delaware to acquire the assets and businesses of our predecessor companies which were residential home construction and development companies owned or controlled by Mr. Horton. Since July 1993, we have acquired 15 other homebuilding companies.

Location of Executive Offices

     Our principal executive offices are at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, and our telephone number is (817) 856-8200.

                             SECURITIES WE MAY OFFER

Types of Securities

     The types of securities that we may offer and sell from time to time by this prospectus are:

   - debt securities, which we may issue in one or more series and which may include guarantees of the debt securities by most of our subsidiaries,

   -  preferred stock, which we may issue in one or more series,

   -  common stock, or

   - warrants entitling the holders to purchase common stock, preferred stock or debt securities.

      The aggregate initial offering price of all securities sold will not exceed $600,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

Additional Information

      We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

          -  The type and amount of securities which we propose to sell;

          -  The initial public offering price of the securities;

          - The names of the underwriters or agents, if any, through or to which we will sell the securities;

          -  The compensation, if any, of those underwriters or agents;

          - Information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

          - United States federal income tax considerations applicable to the securities; and

          - Any other material information about the offering and sale of the securities.

                                 USE OF PROCEEDS

      Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including acquisition, development and construction of new residential properties, acquisition of companies in homebuilding and related businesses, and repayment of existing indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for the five years ended September 30, 1998, and the three months ended December 31, 1997 and 1998:


                                                          Three months ended
                     Year ended September 30,                 December 31,
              --------------------------------------   -------------------------

               1994    1995    1996    1997    1998        1997         1998
               ----    ----    ----    ----    ----        ----         ----
Ratio......    3.01    2.50    3.15    2.88    3.13        2.67         4.44
               ====    ====    ====    ====    ====        ====         ====

      For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of pretax income from continuing operations, interest amortized to cost of sales, interest expense and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. To date, we have not issued any preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.

                         DESCRIPTION OF DEBT SECURITIES

      We may issue debt securities under one or more indentures, to be entered into between us, most of our subsidiaries if they guarantee the debt securities, and American Stock Transfer & Trust Company, New York, New York, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939 and appointed in a supplemental indenture with respect to a particular series. The indentures are governed by the Trust Indenture Act.

      The following is summary of the indentures. It does not restate the indentures entirely. We urge you to read the indentures. We are filing the indentures as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under "Incorporation of Certain Documents By Reference". References below to an "indenture" are references to the applicable indenture under which a particular series of debt securities is issued.

Terms of the Debt Securities

      Our debt securities will be unsecured obligations of D.R. Horton, Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We shall provide a prospectus supplement for each series of debt securities that will describe:

           - the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

           - the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities;

           - the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

           - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

           - the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

           - the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

           - any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

           - the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;

           - any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

           - the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

           - the terms, if any, upon which debt securities may be subordinated to our other indebtedness;

           - any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture; and

           - any other material terms of the debt securities, which may be different than the terms set forth in this prospectus.

      Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of any such guarantee.

      The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject.

Events of Default and Remedies

      An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

  - our default in payment of the principal of or premium, if any, on any of the debt securities of such series;

  - default for 30 days in payment of any installment of interest on any debt security of such series beyond any applicable grace period;

  - default by us or any guarantor subsidiary for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to such series; and

  - bankruptcy, insolvency or reorganization of our company or our significant guarantor subsidiaries.

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

      The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by written notice to the trustee and to us may waive any event of default with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgement or decree and if all existing events of default with respect to such series have been cured or waived.

      The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

      The indenture will permit us and our guarantor subsidiaries to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

           - depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity, and

           - complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

      In addition, the indenture will permit us and our guarantor subsidiaries to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

           - depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity, and

           - complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

Transfer and Exchange

      A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

      Without the consent of any holder, we and the trustee may amend or supplement the indenture, the debt securities or the guarantees of debt securities to:

           -  cure any ambiguity, defect or inconsistency;

           -  create a series and establish its terms;

           - provide for uncertificated debt securities in addition to or in place of certificated debt securities;

           - make any change that does not adversely affect the legal rights of any holder; or

           - delete a guarantor subsidiary which, in accordance with the terms of the indenture, ceases to be liable on its guarantee of debt securities.

      With the exceptions discussed below, we and the trustee may amend or supplement the indenture, the debt securities or the guarantees of a particular series with the consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

  - reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver,

  -  reduce the rate of or change the time for payment of interest,

  - reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities,

  - make any debt security payable at a place or in money other than that stated in the debt security,

  -  modify the ranking or priority of the debt securities or any guarantee,

  - release any guarantor from any of its obligations under its guarantee or the indenture except in accordance with the indenture, or

  - waive a continuing default in the payment of principal of or interest on the debt securities.

      The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of any debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Concerning the Trustee

      In the ordinary course of its business, American Stock Transfer and Trust Company, the trustee, provides, and may continue to provide, service to us as transfer agent for our common stock and trustee under an indenture relating to our 8-3/8% Senior Notes due 2004 and our 8% Senior Notes due 2009. The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

      The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

      The laws of the State of New York will govern the indenture, the debt securities and the guarantees of the debt securities.

                 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

      Our authorized capital stock is 200,000,000 shares of common stock, $.01 par value, and 30,000,000 shares of preferred stock, $.10 par value. At April 9, 1999, 64,175,878 shares of common stock and no shares of preferred stock were outstanding.

Preferred Stock

      We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

  -  the title of the series of preferred stock;

  - any limit upon the number of shares of the series of preferred stock which may be issued;

  - the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

  - the date or dates on which we will be required or permitted to redeem the preferred stock;

  - the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

  -  the voting rights, if any, of the holders of the preferred stock;

  - the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

  - the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

  - any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

  -  any other material terms of the preferred stock.

Holders of shares of preferred stock will not have preemptive rights.

Common Stock

      Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors.

      Holders of common stock have no preemptive rights. They are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

      The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York, which currently serves as trustee for our 8-3/8% Senior Notes due 2004 and 8% Senior Notes due 2009 and may also serve as trustee under an indenture for debt securities offered by this prospectus.

      The following provisions in our charter or bylaws may make a takeover of our company more difficult:

           - an article in our charter prohibiting stockholder action by written consent;

           - an article in our charter requiring the affirmative vote of the holders of two-thirds of the outstanding shares of common stock to remove a director;

           - a bylaw limiting the persons who may call special meetings of stockholders to our board of directors or a committee authorized to call a meeting by the board or the bylaws; and

           - bylaws providing time limitations for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders' meetings.

      These provisions may delay stockholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

      As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" from engaging in a "business combination" with us for three years following the date that person became an interested stockholder, unless:

           - before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

           - upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by certain employee stock plans; or

           - on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

      A "interested stockholder" is generally a person owning 15% or more of our outstanding voting stock. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

                             DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

      We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

           - in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

           - in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

           - in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

           - in the case of warrants to purchase units of two or more securities, the type, number, and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase the units upon such exercise;

           -  the period during which you may exercise the warrants;

           - any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

           - the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

           -  any other material terms of the warrants.

      Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

      Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

           - in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

           - in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                              PLAN OF DISTRIBUTION

      Any of the securities being offered by this prospectus may be sold:

           -  through agents,

           -  to or through underwriters,

           -  through dealers,

           - directly by us to purchasers, through a specific bidding , auction or other process; or

           -  through a combination of any such methods of sale.

      The distribution of securities may be effected from time to time in one or more transactions at a fixed price, or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

      If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement.

      If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

      We may directly solicit offers to purchase the securities, and we may sell, directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if utilized.

      Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

                                  LEGAL MATTERS

      Gibson, Dunn & Crutcher LLP, Dallas, Texas, will render an opinion with respect to the validity of the securities being offered by this prospectus. We will file the opinion as an exhibit to the registration statement. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of D.R. Horton, Inc. appearing in our Annual Report on Form 10-K for the year ended September 30, 1998, as set forth in their report included in such financial statements and incorporated herein by reference. Such auditors based their report in part on the report of Arthur Andersen LLP, independent auditors. We incorporate by reference such consolidated financial statements in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

      The financial statements of Continental Homes Holding Corp. for the year ended May 31, 1996, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

      D.R. Horton, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Commission:


Judiciary Plaza,           Seven World Trade Center,     Citicorp Center
Room 10024                 Suite 1300                    500 West Madison Street
450 Fifth Street,          New York, New York 10048      Suite 1400
N.W. Street                                              Chicago, Illinois 60661
Washington, D.C.  20549


      You can also obtain copies of this information by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.

      The Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission.
The address of that site is http://www.sec.gov.

      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We and our guarantor subsidiaries have filed jointly with the Commission a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, our guarantor subsidiaries and the securities offered. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

      This prospectus includes by reference the documents listed below that we have previously filed with the Commission and that are not included in or delivered with this document. They contain important information about our company and its financial condition.


FILING                                       PERIOD
================================================================================
Annual Report on Form 10-K                   Year ended September 30, 1998

FILING                                       PERIOD
================================================================================
Pages two through eleven, "Election of Directors", through "Executive Compensation-Compensation Committee Interlocks and Insider Participation" and page sixteen, "Section 16(a) Beneficial Ownership Reporting Compliance", contained in our Proxy Statement dated December 10, 1998, relating to our 1999 annual meeting of stockholders and incorporated into our Annual Report on Form 10-K.

Quarterly Report on Form 10-Q                Quarter ended December 31, 1998

Current Reports on Form 8-K                  Filed November 3, 1998
                                             Filed February 2, 1999

      We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the date of the closing of each offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                         Assistant to Corporate Counsel
                                D.R. Horton, Inc.
                            1901 Ascension Boulevard
                                    Suite 100
                             Arlington, Texas 76006
                            (817)856-8200, ext. 1046

  Our Internet address is http://www.DRHORTON.com.

================================================================================
     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.




                                  $600,000,000


                                D.R. HORTON, INC.


                                Debt Securities,
                                Preferred Stock,
                                  Common Stock
                                  and Warrants

                                 --------------


                                   PROSPECTUS


                                           , 1999


                                 --------------



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.*


Securities and Exchange Commission registration fee...........          $167,055
Blue Sky fees and expenses....................................             1,000
Printing and engraving fees and expenses......................           225,000
Trustees' fees and expenses...................................             1,000
Rating agency fees............................................           500,000
Accountants' fees and expenses................................            75,000
Legal fees and expenses.......................................           150,000
Miscellaneous.................................................           200,000
                                                                      ----------
         Total    ............................................        $1,319,055
                                                                     ===========

----------
      * All fees and expenses will be paid by the Company. All fees and expenses other than the Securities and Exchange Commission filing fees are estimated.

Item 15.  Indemnification of Directors and Officers.

      The registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the registrant shall, to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect, indemnify each person who is or was or had agreed to become a director or officer of the registrant, or each such person who is or was serving or who had agreed to serve at the written request of the board of directors or an officer of the registrant as an employee or agent of the registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by the registrant, including the heirs, executors, administrators or estate of such person, and eliminates the personal liability of its directors to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect. The registrant has entered into an indemnification agreement with each of its directors and executive officers.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

      Any underwriting agreement, which will be filed as Exhibit 1.1 hereto, will provide that the underwriters named therein will indemnify and hold harmless the registrant and each director, officer or controlling person of the registrant from and against specific liabilities, including liabilities under the Securities Act.

      The  registrant  also  has  obtained   directors  and  officers  liability
insurance that provides insurance coverage for certain liabilities which may be incurred by the registrant's directors and officers in their capacity as such.

Item 16.  Exhibits and Financial Schedules.
                  (a)  Exhibits:

     Exhibit
     Number                                    Exhibits
    --------                                   --------
      1.1*       -    Form of Underwriting Agreement
      4.1(a)     -    Form of Senior Debt Securities  Indenture  (including form of notes)  (incorporated  by reference from Exhibit 4.1(a)
                      to  the  registrant's  registration  statement  (No.  333-
                      27521) on Form S-3, filed May 21, 1997)
      4.1(b)     -    Form of  Senior  Subordinated  Debt  Securities  Indenture
                      (including form of notes)  (incorporated by reference from
                      Exhibit  4.1(b)  to  Amendment  No. 1 to the  registrant's registration  statement (No. 333-27521) on Form S-3, filed
                      June 2, 1997)
      4.1(c)     -    Form of Subordinated Debt Securities  Indenture (including form of notes)  (incorporated  by  reference  from Exhibit
                      4.1(c) to Amendment No. 1 to the registrant's registration statement (No. 333-27521) on Form S-3, filed June 2, 1997)
      4.2        -    Amended and  Restated  Certificate  of  Incorporation,  as
                      amended,  of the registrant
      4.3        -    Amended   and    Restated   Bylaws   of   the   registrant
                      (incorporated  by  reference  from   Exhibit  3.1  to  the
                      registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998)
      4.4*       -    Form of Warrant Agreement (including form of warrant)
      5.1        -    Opinion of Gibson,  Dunn  &  Crutcher LLP, Dallas,  Texas,
                      as to the validity of the securities being registered
     12.1        -    Statement  of  computation  of  ratio of earnings to fixed charges
     23.1        -    Consent of Gibson,  Dunn  &  Crutcher  LLP,  Dallas, Texas
                      (See Exhibit 5.1)
     23.2        -    Consent of Ernst & Young LLP, Fort Worth, Texas
     23.3        -    Consent of Arthur Andersen LLP, Phoenix, Arizona
     24.1        -    Powers  of  Attorney   (See   signature   page   of   this
                      registration statement)
     25.1*       -    Statement of eligibility of trustee on Form T-1
----------
      * To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Item 17.  Undertakings.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes:

              (1)     To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      registration statement:

                  (i)      To  include   any  prospectus   required  by  section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                        SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant, D.R. Horton, Inc., and the co-registrants named below, certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on April 13, 1999.

                                D.R. HORTON, INC.



                                By:  /s/ Donald R. Horton
                                   ---------------------------
                                   Donald R. Horton
                                   Chairman of the Board


                                CO-REGISTRANTS:
                                C. Richard Dobson Builders, Inc.
                                CHI Construction Company
                                CHTEX of Texas, Inc.
                                Continental Homes, Inc.
                                Continental Homes of Florida, Inc.
                                Continental Ranch, Inc.
                                D.R. Horton, Inc. - Birmingham
                                D.R. Horton, Inc. - Chicago
                                D.R. Horton, Inc. - Denver
                                D.R. Horton, Inc. - Greensboro
                                D.R. Horton, Inc. - Louisville
                                D.R. Horton, Inc. - Minnesota
                                D.R. Horton, Inc. - New Jersey
                                D.R. Horton, Inc. - Portland
                                D.R. Horton, Inc. - Sacramento
                                D.R. Horton, Inc. - San Diego
                                D.R. Horton, Inc. - Torrey
                                D.R. Horton Los Angeles Holding Company, Inc. D.R. Horton Los Angeles Management Company, Inc. D.R. Horton San Diego Holding Company, Inc.
                                D.R. Horton San Diego Management Company, Inc. DRH Cambridge Homes, Inc.
                                DRH Construction, Inc.
                                DRH Tucson Construction, Inc.
                                DRHI, Inc.
                                KDB Homes, Inc.
                                L&W Investments, Inc.
                                Land Development, Inc.
                                Meadows I, Ltd.
                                Meadows IX, Inc.
                                Meadows X, Inc.

                                By:  /s/ David J. Keller
                                   --------------------------------
                                   David J. Keller
                                   Treasurer of the Co-Registrants listed above

                                CH INVESTMENTS OF TEXAS, INC.
                                MEADOWS II, LTD.



                                By:  /s/ William Peck
                                   --------------------------------
                                   William Peck
                                   President

                                CONTINENTAL HOMES OF TEXAS, L.P.

                                By:   CHTEX of Texas, Inc., its general partner



                                      By:   /s/ David J. Keller
                                         -----------------------------
                                         David J. Keller, Treasurer

                                D.R. HORTON MANAGEMENT COMPANY, LTD.
                                D.R. HORTON - TEXAS, LTD.

                                By:   Meadows I, Ltd., its general partner



                                      By:  /s/ Donald R. Horton
                                         --------------------------------
                                         Donald R. Horton
                                         Chairman of the Board

                                SGS COMMUNITIES AT GRANDE QUAY, LLC

                                By:     Meadows IX, Inc., a member



                                      By:  /s/ Donald R. Horton
                                         -----------------------------
                                         Donald R. Horton
                                         Chairman of the Board

                                and


                                By:     Meadows X, Inc., a member



                                      By:    /s/ Donald R. Horton
                                         ------------------------------
                                         Donald R. Horton
                                         Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and Richard Beckwitt, David J. Keller and Donald J. Tomnitz together as a group, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        REGISTRANT OFFICERS AND DIRECTORS


       Signature                       Title                        Date

  /s/ Donald R. Horton           Chairman of the Board          April 13, 1999
---------------------------  (Principal Executive Officer)
    Donald R. Horton

 /s/ Bradley S. Anderson              Director                  April 13, 1999
---------------------------
   Bradley S. Anderson

   /s/ Richard Beckwitt               Director                  April 13, 1999
---------------------------
     Richard Beckwitt

  /s/ Richard I. Galland              Director                  April 13, 1999
---------------------------
    Richard I. Galland

  /s/ Richard L. Horton               Director                  April 13, 1999
---------------------------
    Richard L. Horton

  /s/ Terrill J. Horton               Director                  April 13, 1999
---------------------------
    Terrill J. Horton

   /s/ David J. Keller        Treasurer, Chief Financial        April 13, 1999
---------------------------     Officer and Director
     David J. Keller            (Principal Accounting
                                and Financial Officer)

   /s/ Francine I. Neff               Director                  April 13, 1999
---------------------------
     Francine I. Neff

    /s/ Scott J. Stone                Director                  April 13, 1999
---------------------------
      Scott J. Stone

   /s/ Donald J. Tomnitz              Director                  April 13, 1999
---------------------------
     Donald J. Tomnitz

CO-REGISTRANT OFFICERS AND DIRECTORS


C. Richard Dobson Builders, Inc.
CHI Construction Company
CHTEX of Texas, Inc.
Continental Homes, Inc.
Continental Homes of Florida, Inc.
Continental Ranch, Inc.
D.R. Horton, Inc. - Birmingham
D.R. Horton, Inc. - Chicago
D.R. Horton, Inc. - Denver
D.R. Horton, Inc. - Greensboro
D.R. Horton, Inc. - Louisville
D.R. Horton, Inc. - Minnesota
D.R. Horton, Inc. - New Jersey
D.R. Horton, Inc. - Portland
D.R. Horton, Inc. - Sacramento
D.R. Horton, Inc. - San Diego
D.R. Horton, Inc. - Torrey
D.R. Horton Los Angeles Holding Company, Inc.
D.R. Horton Los Angeles Management Company, Inc.
D.R. Horton San Diego Holding Company, Inc.
D.R. Horton San Diego Management Company, Inc.
DRH Cambridge Homes, Inc.
DRH Construction, Inc.
DRH Tucson Construction, Inc.
DRHI, Inc.
KDB Homes, Inc.
L&W Investments, Inc.
Land Development, Inc.
Meadows I, Ltd.
Meadows IX, Inc.
Meadows X, Inc.


         Signature                     Title                        Date

   /s/ Donald R. Horton          Chairman of the Board          April 13, 1999
---------------------------   (Principal Executive Officer)
     Donald R. Horton

    /s/ David J. Keller           Treasurer (Principal          April 13, 1999
---------------------------  Accounting and Financial Officer)
      David J. Keller

CH Investments of Texas, Inc.
Meadows II, Ltd.


     Signature                       Title                           Date

  /s/ William Peck             Director, President              April 13, 1999
------------------------  (Principal Executive Officer)
    William Peck

  /s/ Don C. Merrell           Director, Treasurer              April 13, 1999
------------------------      (Principal Accounting
   Don C. Merrell             and Financial Officer)

/s/ Bradley S. Anderson             Director                    April 13, 1999
------------------------
  Bradley S. Anderson



CHTEX of Texas, Inc., the general partner of Continental Homes of Texas, L.P.

Meadows I, Ltd., the general partner of
         D.R. Horton Management Company,
         Ltd.
         D.R. Horton - Texas, Ltd.

Meadows IX, Inc., a member of
    and
Meadows X, Inc., a member of
         SGS Communities at Grande Quay,
         LLC

       Signature                       Title                        Date

  /s/ Donald R. Horton          Chairman of the Board           April 13, 1999
---------------------------  (Principal Executive Officer)
    Donald R. Horton

  /s/ David J. Keller                Treasurer                  April 13, 1999
---------------------------    (Principal Accounting
     David J. Keller           and Financial Officer)

                                  EXHIBIT INDEX

         (a)  Exhibits:

     Exhibit
     Number                                    Exhibits
    --------                                   --------
      1.1*       -    Form of Underwriting Agreement
      4.1(a)     -    Form of Senior Debt Securities  Indenture  (including form of notes)  (incorporated  by reference from Exhibit 4.1(a)
                      to  the  registrant's  registration  statement  (No.  333-
                      27521) on Form S-3, filed May 21, 1997)
      4.1(b)     -    Form of  Senior  Subordinated  Debt  Securities  Indenture
                      (including form of notes)  (incorporated by reference from
                      Exhibit  4.1(b)  to  Amendment  No. 1 to the  registrant's registration  statement (No. 333-27521) on Form S-3, filed
                      June 2, 1997)
      4.1(c)     -    Form of Subordinated Debt Securities  Indenture (including form of notes)  (incorporated  by  reference  from Exhibit
                      4.1(c) to Amendment No. 1 to the registrant's registration statement (No. 333-27521) on Form S-3, filed June 2, 1997)
      4.2        -    Amended and  Restated  Certificate  of  Incorporation,  as
                      amended,  of the registrant
      4.3        -    Amended   and    Restated   Bylaws   of   the   registrant
                      (incorporated  by  reference  from   Exhibit  3.1  to  the
                      registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998)
      4.4*       -    Form of Warrant Agreement (including form of warrant)
      5.1        -    Opinion of Gibson,  Dunn  &  Crutcher LLP, Dallas,  Texas,
                      as to the validity of the securities being registered
     12.1        -    Statement  of  computation  of  ratio of earnings to fixed charges
     23.1        -    Consent of Gibson,  Dunn  &  Crutcher  LLP,  Dallas, Texas
                      (See Exhibit 5.1)
     23.2        -    Consent of Ernst & Young LLP, Fort Worth, Texas
     23.3        -    Consent of Arthur Andersen LLP, Phoenix, Arizona
     24.1        -    Powers  of  Attorney   (See   signature   page   of   this
                      registration statement)
     25.1*       -    Statement of eligibility of trustee on Form T-1
----------
      * To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.